SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑       Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Under Rule 14a-12

NYSE Euronext

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required. (See explanatory note below)

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

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4.	Date Filed:

Financial Times: NYSE boosts case for Deutsche Börse

By Helen Thomas, Telis Demos and Francesco Guerrera in New York,  April 24, 2011, 23:00

NYSE Euronext is set to increase by up to a third its forecast for cost savings from a deal with Deutsche Börse, as the US exchange operator raises the stakes in efforts to counter an $11.3bn bid from Nasdaq OMX and Intercontinental-Exchange.

Duncan Niederauer, chief executive of NYSE, told the Financial Times the companies now believed they could find “closer to €400m” in cost savings than the €300m unveiled in February.

That suggests total synergies could reach about €500m ($728m), with revenue opportunities from the deal, compared with the $740m in net synergies touted by Nasdaq and ICE, most of which is cost-cutting.

He also revealed that NYSE and Deutsche Börse estimated that their biggest customers would save at least $3bn through the combination of the exchanges’ two European derivatives platforms. As part of that, banks would no longer have to tie up money at the platforms’ two clearing houses because only one would be used for the combined derivatives platforms.

A shareholder vote on the deal was slated for July 7, Mr Niederauer revealed, while NYSE was set to provide details on the proposed savings at its annual meeting this week.

The comments come as NYSE seeks to defend its agreed deal against a break-up bid from Nasdaq and ICE, worth about 13 per cent more than the Deutsche Börse offer at current share prices.

The higher cost savings promised by Nasdaq and ICE have been a key sticking point and Mr Niederauer’s new forecast is aimed at allaying shareholders’ fears over the value of the Deutsche Börse deal.

In a video interview, Mr Niederauer also cast doubt on the savings proposed by Nasdaq and ICE, arguing they had underestimated the business that might be lost through their bid.

“When we did similar analyses of the competitive landscape, we think the revenue dis-synergies are understated,” said Mr Niederauer. “In fairness to them, they’re just looking at public filings. I have a feeling if they looked more closely, they’d find the expense synergies may be a bit exaggerated as well.”

Robert Greifeld, Nasdaq chief executive, said: “We have a strong track record of delivering on our synergy targets. We under-promise and over-deliver, and that’s what we expect to do this time.”

Mr Niederauer did not rule out sweetening the Deutsche Börse deal through special dividends or the promise of share buy-backs but said he remained confident the company could convince shareholders of the combination’s strategic merits.

Safe Harbour Statement

NYSE Euronext is party to a proposed business combination transaction with Deutsche Boerse AG. In connection with the proposed business combination transaction, Alpha Beta Netherlands Holding N.V. (“Holding”), a newly formed holding company, has filed a Registration Statement on Form F-4 with the U.S. Securities and Exchange Commission (“SEC”) that includes (1) a draft proxy statement of NYSE Euronext that will also constitute a prospectus for Holding and (2) a draft offering prospectus of Holding to be used in connection with Holding’s offer to acquire Deutsche Boerse AG shares held by U.S. holders. When finalized, NYSE Euronext will mail the proxy statement/prospectus to its stockholders in connection with the vote to approve the merger of NYSE Euronext and a wholly owned subsidiary of Holding, and Holding will mail the offering prospectus to Deutsche Boerse AG shareholders in the United States in connection with Holding’s offer to acquire all of the outstanding shares of Deutsche Boerse AG.  NYSE Euronext and Deutsche Boerse AG also expect that Holding will file an offer document with the German Federal Financial Supervisory Authority (Bundesanstalt fuer Finanzdienstleistungsaufsicht) (“BaFin”).

Investors and security holders are urged to read the proxy statement/prospectus and the offer document regarding the proposed business combination transaction if and when they become available because they will contain important information. You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other related documents filed by NYSE Euronext and Holding with the SEC on the SEC’s Web site at www.sec.gov. The proxy statement/prospectus (if and when it becomes available) and other documents relating thereto may also be obtained for free by accessing NYSE Euronext’s Web site at www.nyse.com and Deutsche Boerse AG’s Web site at www.deutsche-boerse.com. The offer document will be made available at Holding’s Web site at www.global-exchange-operator.com following clearance by the BaFin.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Holding, Deutsche Boerse AG or NYSE Euronext. The final terms and further provisions regarding the public offer will be disclosed in the offer document after the publication has been approved by the BaFin and in documents that will be filed with the SEC.  Holding reserves the right to deviate in the final terms of the public offer from the basic information described herein.  Investors and holders of NYSE Euronext shares and Deutsche Boerse AG shares are strongly encouraged to read the offer document and all documents in connection with the public offer as soon as they are published, since they will contain important information.

No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and applicable European regulations. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

This announcement and related materials do not constitute in France an offer for ordinary shares in Alpha Beta Netherlands Holding N.V. The relevant final terms of the proposed business combination transaction will be disclosed in the information documents reviewed by the competent European market authorities.

PARTICIPANTS IN THE SOLICITATION

NYSE Euronext, Deutsche Boerse AG, Holding and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NYSE Euronext stockholders in respect of the proposed business combination transaction. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC if and when they become available.

FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements about NYSE Euronext, Deutsche Boerse AG, Holding, the enlarged group and other persons, which may include statements about the proposed business combination, the likelihood that such transaction could be consummated, the effects of any transaction on the businesses of NYSE Euronext or Deutsche Boerse AG, and other statements that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and the development of the industries in which NYSE Euronext and Deutsche Boerse AG operate may differ materially from those made in or suggested by the forward-looking statements contained in this document. Any forward-looking statements speak only as at the date of this document. Except as required by applicable law, none of   NYSE Euronext, Deutsche Boerse AG or Holding undertakes any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.